                                                                    EXHIBIT 2.2




                              GUARANTEE AGREEMENT





BETWEEN:



- THE COMPANIES AND INDIVIDUALS whose corporate names and names are identified in EXHIBIT 1 hereto, and those which subsequently adhere to this Agreement in accordance with Section 14 hereof,

         (hereinafter referred to as the "Guarantors"),

                                                                ON THE ONE HAND,




AND:

         REVOD CORPORATION, a company organized under the laws of the State of Delaware, United States of America, with its principal office at 1403 Foulk Road, Suite 102, Wilmington, Delaware 19803, United States of America,

         Represented for purposes hereof by its Vice-President, Mr. John E. Pomeroy, who is duly authorized,

         (hereinafter referred to as the "Beneficiary"),

                                                              ON THE OTHER HAND.

                                                                              2.


PREAMBLE:

A/ Various individuals and legal entities have sold to the Beneficiary on the date of this Agreement and concurrently with the signature hereof, either directly or indirectly; a certain number of shares of par value one hundred francs (FF. 100), of the capital of Imaje S.A., a French societe anonyme with a capital of FF. 139,851,100, having its principal office at 9, rue Gaspard Monge, 26500 Bourg les Valence, registered with the Registry of Commerce and Companies of Romans under number B 353 282 106.

B/ The Beneficiary has purchased these shares on the date hereof and on the basis of the representations made by the Guarantors in this Agreement and its Exhibits and Appendices.

IN VIEW OF THE FOREGOING, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

ARTICLE 1:                DEFINITIONS

The words and phrases listed below and used in this Agreement shall have the following meanings:

"Share(s)"                              shall mean one or more shares of the
                                        Company's capital, as the case may be;

"Accounts"                              shall mean the Company's consolidated
                                        and uncertified accounts as of June 30,
                                        1995, which are attached hereto as
                                        EXHIBIT 5;

"Escrow Agreement"                      shall mean the escrow agreement of even
                                        date herewith between the Guarantors'
                                        Representative, acting in the name and
                                        for the account of the Guarantors, the
                                        Escrow Agent and the Beneficiary;

"To the Guarantors'                     shall mean the knowledge possessed by
best knowledge"                         the management staff of the Company
                                        concerning the conduct of the
                                        affairs of the Companies of the Group
                                        after performance of the audits and due
                                        diligence operations which they shall
                                        deem necessary in connection with the
                                        representations set forth in EXHIBIT 3
                                        hereto. The management staff shall be
                                        the following persons:  Mr. Albert
                                        Journo, Mr. Michel Dorez, and Mr.
                                        Michel Bruchon;

"Representations"                       shall mean those representations
                                        appearing in EXHIBIT 3 hereto, and
                                        "Representation", when used in the
                                        singular,

                                                                              3.


                                        shall mean any one of such
                                        representations as described in the
                                        corresponding appendices, it being
                                        understood that the Representations
                                        with respect to the Subsidiaries listed
                                        in EXHIBIT 2(B) are made to the
                                        Guarantors' best knowledge, with the
                                        exception of those representations made
                                        in Sections 1, 2, 3(a), 3(b), 3(c),
                                        3(d), 3(f), 3(g), 3(h), 4(b), 4(h),
                                        4(i), 5(a), 5(b), 5(c), 5(g), 5(k),
                                        6(ba), 6(bc) paragraphs 1 and 3,
                                        6(bd)(ii), 6(bdf), 7(a), 7(c), 7(d),
                                        7(g), 7(h)(i), 7(h)(iii), 7(h)(v),
                                        7(h)(vi), 7(h)(vii), 7(h)(viii),
                                        7(h)(ix), 7(h)(x), 8 and 9 of EXHIBIT
                                        3;

"Subsidiaries"                          shall mean those French and foreign
                                        subsidiaries and sub-subsidiaries of
                                        the Company of which more than forty
                                        percent (40%) of the share capital is
                                        owned, either directly or indirectly,
                                        as listed in EXHIBIT 2(A) hereto;

"Sale Price"                            shall mean the price of seven hundred
                                        and thirty-four francs (FF. 734.00)
                                        per share;

"Claim" shall mean any claim made by the Beneficiary against the Guarantors and notified to the Guarantors'
                                        Representative with respect to any
                                        inaccuracy of any of the
                                        Representations;

"Guarantors' Representative"            shall mean the person identified in
                                        Section 10 below, together with any
                                        person(s) who may subsequently be
                                        appointed in accordance with the terms
                                        of such Section.

"Escrow Agent"                          shall mean the branch of Lyonnaise de
                                        Banque located at 23, rue Neuve, 69001
                                        Lyons, France;

"Company"                               shall mean Imaje S.A.;

"Companies of the Group"                shall mean the Company and all of its
                                        Subsidiaries, and the expression "a
                                        Company of the Group", when used in the
                                        singular, shall mean any one of such
                                        companies;

ARTICLE 2:                GUARANTEE

Subject to the provisions of this Agreement or its Exhibits and Appendices, the Guarantors hereby warrant, jointly but not severally, all of the Representations made by the Guarantors in EXHIBIT 3 hereto.

                                                                              4.


ARTICLE 3:                CLAIMS

3.1 Subject to the provisions contained hereinafter, all Claims made against the Guarantors shall correspond, franc for franc, to the negative impact of any inaccurate Representation determined at the level of any of the Companies of the Group which are covered by such Representation.

3.2 A Claim relating to a Subsidiary shall not give rise to a second Claim relating to an additional liability or a reduction of assets which is not recorded in the Accounts.

3.3 A Claim relating to a Subsidiary which is not wholly owned by the Company shall be paid after deduction of the percentage representing the portion of the capital which is not held, either directly or indirectly, by the Company.

3.4 A Claim shall not be made against the Guarantors unless its unitary impact exceeds one hundred thousand francs (FF. 100,000). However, in the event Claims are made in amounts of less than one hundred thousand francs (FF. 100,000) which arise as a result of the same fact, the aggregate amount of such Claims shall be taken into account in evaluating the extent to which the one hundred thousand-franc (FF. 100,000) threshold is exceeded. It is also agreed that this unitary threshold of one hundred thousand francs (FF. 100,000) shall not apply to Claims in connection with the state of the inventory and customer accounts as of the date of this Agreement, for which special provision has been made in Sections 9.1(i) and (ii) below.

3.5.1 The Guarantors shall pay to the Beneficiary, or to any Company of the Group designated by it, the amount of any justified Claim, subject to the provisions of this Agreement, and in particular subject to the application of:

                          a.      The franchise agreed in paragraph 3.6.1, and

                          b.      The upper limits defined in paragraph 3.6.2;

                 The amount thus determined shall be multplied, for each Guarantor, by a fraction whose numerator shall be the number of Shares sold by such Guarantor, and whose denominator shall be the total number of the Company's Shares, i.e. one million three hundred and ninety-eight thousand five hundred and eleven (1,398,511).

3.5.2            The amounts claimed shall be payable:

                 - if they are not contested by the Guarantors' Representative within forty-five (45) days of notification of the Claim;

                                                                              5.


                 - in the event they are contested by the Guarantors' Representative within such deadline, immediately following notification of a court decision ordering their payment;

                 - in the event no payment is made within the deadline or on the date referred to above, the amount due shall bear interest at a rate equal to the legal interest rate plus four percent (4%).

3.5.3 In the event of notification of contestation by the Guarantors' Representative within forty-five (45) days, interest payable as compensation for prejudice suffered as a result of non-payment of the amount of the Claim shall be calculated from the forty-fifth (45th) day following notification of such Claim, and up to notification of a court decision ordering payment of the amount of the Claim.

3.5.4 In the event of notification of contestation by the Guarantors' Representative within forty-five (45) days as set forth above, and the amount of the Claim is not paid within such deadline, but the contestation is unilaterally waived by the Guarantors' Representative before any court decision on the merits of the case is rendered, then in addition to the amount of the Claim, an amount equal to the legal interest rate plus three percent (3%) shall be applied to the amount of such Claim and shall be payable immediately; such interest shall be calculated from the forty-fifth (45th) day following notification of the Claim, and up to the date of its payment.

3.6.1 No payments shall be made by the Guarantors under the terms of this Agreement until the total amount of the sums due by them in connection with one or more Claims exceeds ten million francs (FF. 10,000,000), in which case only the amount in excess of that limit shall be payable.

3.6.2 The total amount of payments made by the Guarantors on any grounds under the terms of this Agreement shall not under any circumstances exceed a total upper limit of 22.4060% of the Sale Price multiplied by the number of Shares sold by the Guarantors.

                 In addition, and subject to such overall upper limit, the payments made by the Guarantors with respect to Claims made between the first and second anniversaries of the date of signature of this Agreement shall not in any event exceed 8.7670% of the Sale Price multiplied by the number of Shares sold by the Guarantors.

                 Finally, and subject to the upper limit defined above, the payments made by the Guarantors with respect to Claims made after the second anniversary of the date of signature of this Agreement and before December 31, 1998, shall not exceed 5.8447% of the Sale Price multiplied by the number of Shares sold by the Guarantors.

                                                                              6.



3.7 The Beneficiary is not entitled to demand payment by the Guarantors of the amount of any Claim relating, in particular, to tax, tax-related or social security liabilities, or to any additional liabilities resulting from a claim made against any of the Companies of the Group by a third party, unless such claim results from a reassessment or award made against one of the Companies of the Group and which has been fully and finally paid by it after all appeals have been exhausted, or which results from a settlement agreement which has been duly approved by the Guarantors' Representative, such approval not to be withheld without just cause.

3.8 Any amount payable with respect to any Claim shall be reduced by the amount of any tax saving which may result for the Companies of the Group from the occurrence of the costs, prejudice, losses or increased expense which gave rise to such Claim.

                 With respect to any tax reassessments made, these shall only be taken into consideration to the extent of the net amount of any additional liabilities. In this connection, any tax reassessment which merely results in a temporary burden on the Companies of the Group shall not be taken into account, with the exception, however, of any surcharges, penalties or interest for late payment. This shall also apply, for example, to reserves deemed on a provisional basis to be non-deductible, as well as to any charge whose deductibility is deferred.

3.9 The Guarantors shall not be liable for payment to the Beneficiary of any Claim in the following cases:

         a) where the Claim is or will be offset by any increase in assets or a reduction of liabilities affecting any of the Companies of the Group compared with the Accounts; As an exception to the foregoing, no offset shall be deemed to exist with respect to:

                 (i) Increased assets and reduced liabilities involving the tangible fixed assets of the Companies of the Group, except within the same heading on the balance sheet (demonstration printers are not considered to be fixed assets for purposes of this Section), and

                 (ii) The activation of tax loss carryovers whch are not recorded in the Accounts;

         b) where the Claim results from or is attributable to negligence on the part of the Beneficiary or of any of the Companies of the Group after the date hereof; or

         c) where the Claim results from any legislation or regulation which is not in force on the date of signature of this Agreement, or from any change in taxation or compulsory contribution rates.

                                                                              7.


ARTICLE 4:                ESCROW

4.1 Each of the Guarantors hereby undertakes, as a guarantee of payment of the amounts of any Claims which may be made by the Beneficiary under the terms of Section 3 hereof, to deposit in an account opened by the Escrow Agent the sum of one hundred and sixty-four francs and forty-six centimes (FF. 164.46) per Share sold, corresponding to twenty-two point four zero six zero percent (22.4060%) of the Sale Price per Share paid to such Guarantor.

4.2              Each of the Guarantors shall have the option, within thirty
                 (30) days of the date of sale of the Shares, of substituting for the cash deposit in escrow referred to under Section 4.1 above a bank guarantee upon first demand issued by a first-rate French bank and prepared in accordance with the model set forth in EXHIBIT 4 hereto.

4.3 The amount of the sums placed in escrow in cash or in the form of bank guarantees issued to the benefit of the Escrow Agent for the account of each Guarantor and for each Share shall be:

                 - reduced to eight point seven six seven zero percent (8.7670%) of the Sale Price paid to each Guarantor on the first anniversary of the date of signature of this Agreement; and

                 - to five point eight four four seven (5.8447%) of the Sale Price paid to each Guarantor on the second anniversary of the date of signature of this Agreement;

                 plus, in both cases, the aggregate amount claimed by the Beneficiary under those Claims which were made prior to either of such dates but which remain unpaid by the Guarantors on either of such dates.

4.4 The escrow arrangement shall be organized in accordance with the terms of the Escrow Agreement of even date herewith concluded between certain of the Guarantors, the Beneficiary and the Escrow Agent.

ARTICLE 5:                EFFECT OF A CLAIM

All amounts paid by the Guarantors to the Beneficiary in respect of a Claim shall be deemed to constitute a reduction of the purchase price of the Shares.

ARTICLE 6:                MANAGEMENT OF DISPUTES

The Guarantors' Representative may, at the Guarantors' expense, organize the defense in the name of any of the Companies of the Group against any claims by third parties in excess of one million francs (FF. 1,000,000) which constitute, or which may become the subject of, a Claim. The Guarantors' Representative shall be authorized to participate in all negotiations or

                                                                              8.


proceedings, whether before the lower courts or the courts of appeals, in connection with such third-party claims.

In the event of such a third-party claim, the Beneficiary also hereby undertakes, and undertakes that each of the Companies of the Group will undertake, to do the following:

a) to take all reasonable measures requested by the Guarantors' Representative in order to minimize, avoid, resist, or reach a compromise in, such third-party claim, and for that purpose, to undertake all proceedings in the name of the Company or Companies of the Group concerned, at the request of the Guarantors' Representative and at the Guarantors' expense;

b) to authorize the Guarantors' Representative and his attorneys to have access to, examine and make copies of all files and registers of the Companies of the Group, provided, however that the Guarantors shall keep such information confidential with the exception of any disclosure which may be necessary in connection with such actions;

c) to request production of any affidavits or evidence by the staff of the Companies of the Group, and to participate in all proceedings or hearings intended to obtain production of such affidavits or evidence; to provide all reasonable assistance to enable the Guarantors' Representative to avoid, defend or reach a compromise in, any proceedings, at no cost to the Guarantors except for duly evidenced external expenses; and

d) to take, or to ensure that the Company or Companies of the Group concerned shall take, all reasonable measures to reduce the amount of any losses incurred in connection with such claims, demands or proceedings.


Insofar as the Guarantors' Representative shall take over the management of any negotiations or proceedings, he shall keep the Beneficiary informed of the management and outcome of such matters, and shall submit any proposed settlement agreements to the Beneficiary for its approval insofar as the ultimate burden of payment, in whole or in part, shall be for a Company of the Group in accordance with this guarantee.

Any failure by the Beneficiary to comply with the provisions of this Section 6 or Section 7 or Sections 8.3 or 9.2 with respect to any Claim shall not deprive it of its rights in connection with any unrelated Claim.

ARTICLE 7:                ACTIONS AGAINST THIRD PARTIES

Any Claims made with respect to any inaccurate Representation shall be reduced by the amount of any sums which have been or which may be received or obtained by the Beneficiary or any of the Companies of the Group from any third party which may be liable, in whole or in part, for the events or circumstances which have given rise to a Claim; the Beneficiary hereby undertakes to take all reasonable actions against such third party or to ensure that the concerned Company of the Group takes such actions.

                                                                              9.


In the event that any amount is recovered in this connection after indemnification of the Beneficiary by the Guarantors, the Beneficiary shall repay the smaller of the two following amounts to the Guarantors, or shall ensure that such amount is repaid:

a) the amount already paid by the Guarantors under the terms of this Agreement;

b) the net amount recovered after tax and reasonable procedural and legal fees, adjusted, if applicable, to take account of the percentage of the Company's shareholding in the Subsidiary concerned by such Claim, or the percentage of such Claim borne either directly or indirectly by the Beneficiary.

The Guarantors shall lose their right to claim restitution as described in the preceding paragraph one (1) year after dissolution of the escrow account in accordance with the terms of the Escrow Agreement.

ARTICLE 8:                REPRESENTATIONS AND UNDERTAKINGS BY THE BENEFICIARY

8.1 The Beneficiary acknowledges that prior to the date hereof, it has had free access to the personnel, locations, contracts, documents and attorneys of the Companies of the Group.

8.2 No Claims may be made with respect to any of the Representations set forth in EXHIBIT 3 hereto, insofar as the fact or event on which the Claim is based is already the subject of a Claim which has been satisfied in connection with one of the other Representations.

8.3 In the event a Claim is made, the Beneficiary shall authorize the Guarantors' Representative and his attorneys to consult the accounts, registers and documents, as well as the staff of the Companies of the Group, in order that the Guarantors' Representative may accept and, if applicable, contest such Claim with the benefit of all of the relevant facts. It is understood, however, that such consultations shall not extend the payment deadline set forth in Section 3.5.2 hereof. It is also understood that the Guarantors' Representative shall ensure that information thus obtained is kept confidential, any disclosures which may be necessary under the terms of Sections 6 and 7 hereof notwithstanding.

ARTICLE 9:                TERM

9.1 The Guarantors' obligations as defined herein shall apply to all Claims sent to the Guarantors' Representative by the Beneficiary as follows:

                 - for all Claims in connection with fiscal or social security matters, not later than December 31, 1998;

                                                                             10.


                 - for all other Claims, not later than the second anniversary of the date of this Agreement, subject to the special provisions defined hereafter which are applicable to the inventory and customer receivables.

                 The parties hereto thus agree that the Beneficiary may make no further Claims:

                 (i) after May 15, 1996 for those claims relating to unrecovered customer receivables corresponding to invoices issued up to and including September 30, 1995; and

                 (ii) after May 15, 1996 for those claims relating to the existing inventory on September 30, 1995.

                 Each Claim shall include sufficient information to enable the Guarantors to evaluate their nature and their financial and fiscal impact, it being understood that such Claim may, if applicable, be clarified subsequently insofar as such information is not available at the time the Claim is made.

9.2 The Beneficiary shall communicate to the Guarantors' Representative all third-party claims as described under
                 Section 6 hereof within thirty (30) business days of the date on which the relevant Company or Companies of the Group shall have been served with a summons or received notice of such third-party claim, failing which any Claim on the basis of such third-party claim shall no longer be admissible.

                 With respect to any other Claims, the Beneficiary shall inform the Guarantors' Representative thereof within a reasonable time after the Company shall have at its disposal sufficient information to enable it to make a Claim. The Guarantors may not, however, invoke late notice of a Claim, except insofar as the lateness of the notice has given rise to an aggravation of the prejudice suffered or that the deadline provided for under
                 Section 9.1 hereof has expired.

ARTICLE 10:      GUARANTORS' REPRESENTATIVE

For purposes hereof, the Guarantors shall be finally bound by all actions by Mr. Jean-Claude Millet, resident at 9, rue Pierre Benoit, 26500 Bourg-Les-Valence; the Guarantors hereby irrevocably appoint Mr. Jean-Claude Millet as their representative in order that he may act in the Guarantors' name and on their behalf, and make all decisions which are either directly or indirectly connected with the subject matter of this Agreement, and in order that he may receive all notices under Section 16 hereof. In the event of any incapacity to act on the part of Mr. Jean-Claude Millet, Mr. Herve Millet, resident at Kloosverstraat 7, 11411 RS Naarden, the Netherlands, shall act in his place. In the event both Mr. Jean-Claude Millet and Mr. Herve Millet are unable to act, the Guarantors shall notify the Beneficiary of the name of their replacement, who shall thereafter act as the Guarantors' Representative.
Absent such notification within thirty (30) days after acknowledgement of Messrs. Jean-Claude Millet's and Herve Millet's incapacity to act by the Beneficiary or any of the Guarantors, and once such

                                                                             11.


acknowledgement has been notified to all of the Guarantors, a new Guarantors' Representative shall be appointed by the President of the Commercial Court of Paris, at the request of any of the parties.

During any period of incapacity, all notices to the Guarantors' Representative shall be deemed to have been validly given if notified to the last address of the Guarantors' Representative who is incapacitated.

ARTICLE 11:      FEES AND DISBURSEMENTS

Each of the parties shall bear the fees, expenses and disbursements incurred by it or which may be payable by it in connection with this Agreement

ARTICLE 12:      GOVERNING LAW

This Agreement shall be governed by the laws of France.

ARTICLE 13:      DISPUTES

All disputes concerning the validity, interpretation or performance of this Agreement shall be submitted to the sole jurisdiction of the courts of France.

ARTICLE 14:      ADHESION TO THIS AGREEMENT

Those shareholders of the Company who are not signatories of this Agreement and who sell their shares in the Company to the Beneficiary concurrently with or subsequent to the signature hereof may adhere to the terms of this Agreement and the Escrow Agreement by signing an adhesion letter in accordance with the model given in EXHIBIT 6 hereto. Such adhesion shall be possible until 12.00 p.m. on November 9, 1995, which deadline may be extended at the Beneficiary's discretion. Whatever the date of their adhesion, they shall be treated as though they had signed this Agreement on its original date. The parties hereby undertake to accept such adhesion without condition, provided, however, that adhesion is by signature ne variatur of the model attached hereto as EXHIBIT 6.

The shareholders of Sevres Valence Investissements and Pineal shall be parties to this Agreement in proportion to the number of Shares which they are deemed to have sold, in accordance with EXHIBIT 7 hereto, on the dates set forth in such Exhibit, with retroactive effect to the date of this Agreement, if applicable

ARTICLE 15:      WAIVER

Each of the Guarantors hereby irrevocably waives any pre-emptive rights or other rights it may have with respect to the Shares, if applicable, as of the date hereof, including those arising from the shareholder agreements concluded between the shareholders of Imaje and from any other agreement by which such Guarantor may be bound or of which it may be a beneficiary.

                                                                             12.



Each of the Guarantors hereby warrants that it has sold to the Beneficiary all of the shares owned by it, and undertakes to sell to the Beneficiary all securities which it may hold in the capital of the Subsidiaries, for a price established according to the formula set forth in EXHIBIT 8 hereto.

ARTICLE 16:      NOTICES

All notices sent in connection with this Agreement shall be valid if sent by hand delivery against a receipt, or by registered mail with return receipt requested, to the addresses set forth below, or to any other address notified by the Beneficiary or the Guarantors' Representative:

-        If to the Guarantors, to:                 Mr. Jean-Claude Millet
                                                   9, rue Pierre Benoit
                                                   26500 Bourg-les-Valence

                                                                             13.



     with a copy to:                  Lyonnaise de Banque
                                      23, rue Neuve
                                      69001 Lyon
                                      Attention: Messrsr. Alain de la Chapelle and Pierre Pissaloux

     and to:                          Hausmann & Associes
                                      45, rue de Courcelles
                                      75008 Paris
                                      Attention:  Messrs. Christian Hausmann
                                      and Philippe Torre

-    If to the Beneficiary, to:       Revod Corportion, c/o
                                      Dover Technologies International, Inc.
                                      Attention:  John E. Pomeroy, Esq.
                                      One Marine Midland Plaza
                                      Sixth Floor
                                      East Tower
                                      Binghamton, NY 13901-3280
                                      USA

                                      Done at Paris
                                      On September 29, 1995
                                      In three (3) original counterparts




[signed]                              [signed]
--------------------------            -------------------------------
                                      FOR THE BENEFICIARY
                                      Revod Corporation


[signed]
--------------------------            -------------------------------


[signed]                              [signed]
--------------------------            -------------------------------


[signed]                              [signed]
--------------------------            -------------------------------

                                                                             14.




[signed]                                     [signed]
--------------------------                   -------------------------------


[signed]                                     [signed]
--------------------------                   -------------------------------


[signed]                                     [signed]
--------------------------                   -------------------------------


[signed]                                     [signed]
--------------------------                   -------------------------------

                                                                       EXHIBIT 3



                                   EXHIBIT 3


                                REPRESENTATIONS


1.       REPRESENTATIONS WITH RESPECT TO THE SHARES AND THE GUARANTORS'
         CAPACITY TO ACT

         a) Each of the Guarantors is fully empowered to execute and perform this Agreement.

                 None of the Guarantors is currently the subject of any proceedings with a view to the prevention or resolution of business difficulties or of a judgment of dissolution.

         b) Each of the Guarantors is the owner of the Shares sold by it to the Beneficiary (and SVI and Pineal are the owners of the Shares deemed to be sold by those persons referred to in
                 Exhibit 10, in accordance with Section 14 hereof). Each of the Guarantors has full power and authority to transfer full ownership of such Shares.

         c) The transferred Shares are free and clear of all liens, pledges, sureties, encumbrances or restrictions whatsoever. In particular, they are not split into bare ownership and usufruct rights.

         d) The Shares shall not then be the subject of any promises to sell or purchase options granted to other shareholders or third parties. The Shares were not split into investment certificates and voting rights certificates.

         e) Each of the Shares represents an equal percentage of the Company's capital to that represented by each of the other Shares, and gives a right to exercise identical voting rights.

        a) The sale of the Shares to the Beneficiary shall not in itself result in:

                 i) any violation of any legal, regulatory or statutory provisions, contractual obligations, or any decisions by legal or administrative authorities;

                 ii) any loss of subsidies, bonuses, rebates, discounted loans or exemptions, except as set forth in Appendix 1 (f) hereto;

                                                                              2.

                 iii) any early termination of or significant modification to any contracts, including any leases or credit-leasing (credit-bail), supply or distribution agreements, except as set forth in Appendix 1 (fa) hereto;

                 iv) any calls for early repayment of any loans or credits granted to any of the Companies of the Group, except as set forth in Appendix 1 (fb) hereto;

                 v) any obligation to pay a bonus or indemnity to any of the employees or managers of any of the Companies of the Group;

                 vi) any modification, suspension or withdrawal of any permits or authorizations granted to any of the Companies of the Group, or of any favorable fiscal or corporate regime in place as a result of an agreement or otherwise;

                 vii) payment of any taxes, fees or duties other than the 1% registration tax which may be due as a result of the sale of the Shares, subject to a limit of twenty thousand francs (FF. 20,000) per transfer;

                 viii) any entitlement for any party to be released from its obligations under the terms of any warranty, guarantee, comfort letter or other similar document issued as a security or in support of any undertakings on the part of any of the Companies of the Group;

                 ix) any registration or constitution of a pledge or other security on the assets of any of the Companies of the Group.

2.       INFORMATION

The information concerning the Companies of the Group set forth in Appendix 2 hereto is true and correct as of the date hereof.

3.       REPRESENTATIONS CONCERNING THE COMPANIES OF THE GROUP

         a) The Companies of the Group listed in Appendix 2 hereto as shareholders of the Subsidiaries and the sub-Subsidiaries are the owners of their shareholdings free and clear of all liens, pledges, sureties, encumbrances or restrictions whatsoever arising prior to the date hereof.

         b) The Companies of the Group are incorporated in accordance with the legislation of the place where their principal offices are located, and are registered with the Registry of Commerce and Companies or local equivalent. They are not subject to annulment and are acting in conformity with their by-laws, up-to-date copies of which have been made available to the Beneficiary and to the Guarantors' Representative on the date hereof as listed in Appendix 3(b) hereto.

                 All approvals, authorizations, consents and permits required for the performance of each of the Companies of the Group's activities have been

                                                                              3.


                 obtained and are in full force and effect, and the activities of each of the Companies of the Group are carried out in accordance with such approvals, authorizations and permits.

                 None of the Companies of the Group have been notified of proceedings which may result in the withdrawal, suspension or modification of any of the approvals, authorizations and permits referred to above, and no such proceedings are anticipated, to the Guarantors' best knowledge.

         c) No capital increase or reduction is pending as of the date hereof, nor are any transferable securities outstanding or being issued which would give rise to a right to subscribe the Company's shares, nor any bonds which may be converted into shares or other transferable securities, except as set forth in Appendix 3(c) hereto.

         d) The corporate capital of each of the Companies of the Group is that stated in Appendix 2 hereto, which also states the number of shares or securities issued by each of them. Such shares or securities are validly issued and paid up in full in proportion to the portion of capital issued.

                 The own funds of the Companies of the Group which are registered in France are not less than half of their respective amounts of registered capital, except as set forth in Appendix 3(d) hereto.

                 The Shares of the Company are of a single class, and no other securities of any nature whatsoever have been issued, including founders' shares, subscription rights, warrants, investment certificates or subscription vouchers, except as set forth in Appendix 3(c) hereto.

                 Except as set forth in Appendix 3(c) hereto, no rights or obligation to create new shares or other transferable securities of any nature whatsoever in any of the Companies of the Group have been granted to any party whatsoever for any reason whatsoever.

                 There are no shares of the Companies of the Group giving rise to double voting rights or privileged or priority shares, or preferential subscription rights reserved for any shareholder or any third parties.

                 None of the securities issued by the Companies of the Group are listed on any stock exchange or unlisted market.

         e) The registers of minutes of the meetings of shareholders and the board of directors (or local equivalent thereof) for each of the Companies of the Group have been regularly maintained.

                 Those corporate decisions which may remain in effect were taken in accordance with those legislative and regulatory provisions applicable to each of the Companies of the Group.

                                                                              4.


                 The share transfer registers and shareholders' accounts of those Companies of the Group which are registered in France have been regularly maintained and have been consulted by the Beneficiary on the date hereof.

         f) Except as stated in Appendix 2 and Appendix 3(f) hereto, none of the Companies of the Group holds any direct or indirect shareholding in any company or other legal entity existing in law or in fact whatsoever.

                 None of the Companies of the Group is a member of a groupement d'interet economique (economic interest group) or societe en participation (a type of partnership).

                 None of the Companies of the Group serves as a corporate officer of one or more companies outside the Group.

         g) The minutes of the meetings of the boards of directors and shareholders of the Companies of the Group, together with the special reports of the Statutory Auditors which have been made available to the Beneficiary prior to the Closing Date, mention any special agreements concluded between the Companies of the Group and their directors which are currently in force.

                 None of the Companies of the Group leases or uses movable or fixed assets which belong, in whole or in part, to any of the Guarantors, except as set forth in Appendix 3(g) hereto.

         h) The Company's consolidated accounts as of December 31, 1994, as certified by its Statutory Auditors (hereinafter the "Certified Accounts") and the Company's consolidated accounts as of June 30, 1995 (hereinafter the "Accounts") (the Certified Accounts and the Accounts comprising the balance sheet and the profit and loss statement) are set forth in Appendix 7 hereto. The Certified Accounts and the Accounts are hereinafter collectively referred to as the "Statements".

                 The Statements give a true, accurate and sincere account of the financial position of the Imaje Group as of December 31, 1994 and June 30, 1995 respectively, and have been prepared in accordance with the international accounting standards of the International Accounting Standards Committee (I.A.S.C.) as applied by the Company and set forth in the notes on the said accounts.

                 The layout of the Statements and the accounting methods used to evaluate the assets and liabilities are in conformity with the Company's accounting procedures handbook and have not been modified during the past three fiscal years, except as set forth in Appendix 3(h) hereto. A copy of said handbook has been provided to the Beneficiary prior to the date of this Agreement.

                                                                              5.


4. REPRESENTATIONS WITH RESPECT TO THE ASSETS OF THE COMPANIES OF THE GROUP AS OF THE DATE HEREOF

         a) The Companies of the Group are the owners of their corporate names and of the logos, models, designs, patents, trade marks and service marks listed in Appendix 4(a) hereto, together with a list of the Soleau envelopes filed by the Company at the French Institut National de la Propriete Industrielle
                 (INPI). Their industrial and intellectual property rights are protected as listed in Appendix 4(a) hereto, and all fees payable in connection therewith have been paid.

                 With respect to those patents, trademarks and other industrial and intellectual property rights which are currently undergoing registration by any of the Companies of the Group, the Beneficiary accepts such rights in their present state without any warranty as to their registrability.

                 To the Guarantors' best knowledge, the know-how used by the Companies of the Group does not violate any third-party rights.

                 The Companies of the Group have concluded confidentiality undertakings with certain of their correspondents, a list of which is attached hereto as Appendix 4(aa).

                 Except as set forth in Appendix 4(ab), the Companies of the Group have the sole right to use the industrial and intellectual property rights referred to in Appendix 4(a), which are not the subject of any surety or third-party rights (and in particular of any license rights) or restrictions, claims or disputes by third parties whatsoever.

                 Except as set forth in Appendix 4(ac), the Companies of the Group are not bound to pay any royalties or other fees to third parties with respect to the use of industrial or intellectual property rights.

                 Except as set forth in Appendix 4(ad), none of the Companies of the Group is a party to any proceedings or potential disputes concerning industrial and intellectual property which has been the subject of an exchange of registered mail, and no such proceedings are imminent, to the Guarantors' best knowledge.

                 In particular, none of the Companies of the Group are counterfeiting or violating any patent, trademark or other industrial or intellectual property right belonging to a third party, nor are any of them responsible for any acts of unfair competition in connection with such rights.

                 To the Guarantors' best knowledge, no third parties are counterfeiting or violating, or have counterfeited or violated, any patents, trademarks or other industrial or intellectual property rights belonging to one of the Companies of

                                                                              6.


                 the Group, nor have they committed any acts of unfair competition in connection with such rights.


         b) Except as set forth in Appendix 4(b), no judicial or arbitral proceedings relating to any actual or supposed violation of intellectual property rights belonging to third parties are pending or have been begun against any of the Companies of the Group.

         c) All buildings and premises used as of this date by the Companies of the Group are owned by the Companies of the Group and are substantially identical to those listed in the Accounts with a correctly amortized value, or are the subject of a lease or credit-leasing (credit-bail) agreement with whose terms the Companies of the Group are in full compliance, in particular with respect to the activities carried out in the leased premises.

                 A list of buildings owned by the Companies of the Group is set forth in Appendix 4(c).

                 A list of buildings in which the Companies of the Group are tenants under the terms of credit-bail agreements is set forth in Appendix 4(ca) hereto.

                 A list of buildings in which the Companies of the Group are tenants is set forth in Appendix 4(cb) hereto.

                 A list of mortgages and registrations relating to those buildings owned by the Company is set forth in Appendix 4(cc) hereto.

                 Those buildings which are owned by the Company or in which it is a tenant under the terms of credit-bail agreements are not the subject of any expropriation or total or partial requisition measures, or of any other administrative measures which may significantly adversely affect their value, nor are they the subject of any encumbrances which may seriously affect their operation which have been notified to the Companies of the Group.

         d) All buildings and premises used by the Companies of the Group are in a normal state of wear and have been maintained, except for normal wear and tear as reflected in the Accounts under the appropriate headings, where the Companies of the Group are the owners of such buildings and premises.

                 To the Guarantors' best knowledge, all regulatory or legislative requirements applicable to those buildings owned by the Companies of the Group have been complied with, except as set forth in Appendix 4(d) hereto.

                 None of the buildings owned by the Companies of the Group or in which they are tenants under the terms of credit- bail agreements are the subject of any actions for hidden defects, failure to conform with regulations or actions invoking the builders' liability.

                                                                              7.


                 Except as stated in Appendix 4(da) hereto, none of the buildings already constructed and owned by the Companies of the Group has been built on land not owned by the Companies.

                 Except as set forth in Appendix 4(db) hereto, no decisions have been notified by any competent authority which may restrict or modify the permitted use of any of the buildings owned by any of the Companies of the Group, and no such decisions are anticipated, to the Guarantors' best knowledge.

         e) Each of the Companies of the Group has insured all of its insurable goods with insurance companies which are known to be solvent. The main insurance policies subscribed by the Companies of the Group are set forth in Appendix 4(e) hereto, including COFACE insurance (export credit and guarantee of investment in China) and have been made available to the Beneficiary prior to the date hereof. The Companies of the Group have paid all premiums and complied with the terms of such policies, none of which has been terminated. Appendix 4(e) gives a description of significant insurance claims filed by the Companies of the Group with their insurers since January 1, 1994. For purposes of this Representation, a "significant insurance claim" is deemed to be one which involves damage in an amount exceeding two hundred and fifty thousand French francs (FF. 250,000).

         f) The Companies of the Group have not granted any mortgages, pledges, sureties or warranties to the benefit of third parties with respect to any of their assets, except as stated in the statements of filings or equivalent documents which may be obtained from the mortgages office (conservation des hypotheques) or the Clerk of the Commercial Court or local equivalent of the place where each of the Companies of the Group has its principal office, as set forth in Appendix 4(f) hereto. In addition, the fixed assets of the Companies of the Group are not subject to any judicial mortgages, their businesses (fonds de commerce) are not subject to any judicial pledges, and their movable assets are not subject to any judicial security.

         g) The amount of investment securities and shareholdings reflected in the Accounts is a true and correct account of the value of such securities as of June 30, 1995. The other financial fixed assets appearing in the Accounts consist essentially of security deposits and guarantees in connection with leases, and factoring operations.

                 None of the Companies has granted loans to any individual or to any legal entity, with the exception of customary loans to employees or bodies responsible for the collection of employers' construction fund contributions, or loans granted to other Companies of the Group and any loans granted in the past and repaid in full.

         h) The volume and valuation of the inventories (raw materials, work in progress and finished products) of the Companies of the Group as stated in the Accounts give a faithful account of the state of such inventories as of June 30, 1995.

                                                                              8.


                 Inventories of raw materials and supplies are evaluated according to the "first-in/first-out" method.

                 Inventories of work in progress and finished products are evaluated at cost.

                 A reserve for depreciation of inventory is made where the probable realization value is less than the inventory value. In addition, a provision for depreciation is made on obsolete or slow-moving inventories.

                 The inventories of products have not undergone any substantial variation between July 1, 1995 and September 30, 1995 other than those arising from the normal course of business.

                 The impact of the change in the method used between 1993 and 1994 is described in Appendix 3(h) hereto.

         i) For each of the Companies of the Groups' receivables existing as of the date hereof [September 30, 1995], at least ninety-three percent (93%) of the nominal amount of such receivable shall be paid no later than one hundred and eighty
                 (180) days after the Closing Date.

         j) All movable property, including equipment, materials and installations used by the Companies of the Group are in a normal state of maintenance and repair.

5. REPRESENTATIONS WITH RESPECT TO THE LIABILITIES OF THE COMPANIES OF THE GROUP ON THE DATE HEREOF

         a) Allocations to the reserves which appear in the accounts of the Companies of the Group, including the legal reserve, have been properly made.

         b) The Companies of the Group are not involved in any judicial, arbitral or administrative proceedings or actions, with the exception of recovery of receivables arising in the normal course of business and litigation as described to the Beneficiary, and which are listed in Appendix 5(b) hereto.

                 No administrative, judicial or arbitral decisions have been notified to any of the Companies of the Group which may significantly affect their operations or financial situation. No such proceedings which may have such an influence on any of the Companies of the Group are threatened, to the Guarantors' best knowledge.

         c) Except as set forth in Appendix 5(c), the Companies of the Group are not currently the subject of any official inquiry, assessment or verification by any French administration.

         d) In carrying out their activities, the Companies of the Group have complied with applicable regulations governing urbanisation and classified installations, except as set forth in Appendix 5(d) hereto.

                                                                              9.


                 The Companies of the Group located in France have not been the subject of any injunctions from the DRIRE which have not come into effect.

                 In 1993, the Company was approved by the DRIRE as a transit site for industrial waste generated by the Company's activities.

                 The activities of the Companies of the Group and the installations used by them and buildings owned by them are not the source of any pollution or damage to the environment of any nature whatsoever, in excess of applicable norms.

                 The environmental audit report prepared at the Beneficiary's request by Eder Associates in France and in the United States is attached hereto as Appendix 5(d).

                 To the Guarantors' best knowledge, none of the land, premises or installations owned by any of the Companies of the Group or in which they are tenants are contaminated.

                 Except as indicated in Appendix 5(da) hereto, none of the Companies of the Group stores or treats dangerous or toxic wastes or substances (as defined by applicable regulations) on land used by them, and to the Guarantors' best knowledge, no storage or treatment of dangerous or toxic wastes or substances is carried out on such land. None of the Companies of the Group has ordered the transportation of any dangerous or toxic wastes or substances in contravention of applicable regulations. None of the Companies of the Group or, to the Guarantors' best knowledge, any third parties acting for any of the Companies of the Group, have disposed of wastes from any product or ink cartridges whatsoever, except at sites which are approved for the storage, treatment, evacuation or destruction thereof and which are the subject of valid authorizations from competent authorities for such operations.

                 No prohibitions, injunctions, restrictions or limitations of any nature whatsoever on the free use or disposal of the movable or immovable assets of the Companies of the Group arising from their environmental situation have been notified to any of the Companies of the Group, subject to the representations made in this Exhibit and its Appendices, and no such notifications are anticipated, to the Guarantors' best knowledge.

         e) In general, the Companies of the Group are in full compliance with applicable rules and regulations governing safety and hygiene.

         f) None of the Companies of the Group has received any injunctions from any administrative or judicial authority, or any requests from any professional or consumer body whatsoever to recall any of its products, or to inform its customers of a defect or any danger caused by a defect in any of its products or linked to their use. None of the Companies of the Group anticipates proceeding with a spontaneous recall campaign for any of its products.

                                                                             10.


                 A statement of requests for modifications pursuant to any technical incidents relating to the products marketed by the Companies of the Group during the 1994 and 1995 fiscal years has been provided to the Beneficiary and accepted by the latter as reflecting a normal and usual level of incidents for the type of activity carried out by the Companies of the Group. This statement is attached hereto as Appendix 5(f).
                 In addition, a set of technical letters covering the period from January 1, 1994 to August 31, 1995 which include instructions relating to modifications made or to be made to the products of the Companies of the Group has been provided to the Beneficiary, and are listed in Appendix 5(fa) hereto.

                 Appendix 5(fb) describes the general policy applied by the Companies of the Group with respect to product warranties and describes warranties given for terms in excess of two (2) years.

                 Costs incurred as a result of technical problems as described above subsequent to the date hereof for products delivered prior to such date shall not exceed the amount of the warranty costs borne during the 1994 fiscal year, i.e. 2% of the Company's consolidated turnover as of December 31, 1994, calculated as set forth in Appendix 5(fc).

         g) All installments that are due for long- and medium-term loans contracted with financial institutions have been paid.

         h) The Companies of the Group have fulfilled all their obligations in connection with the leases of the premises used by them for their activities. Notice has not been given by the lessors of the Companies of the Group, and the latter have not given notice to any of their lessors.

         i) The Companies of the Group have made all tax, social security and tax-related declarations to be filed or made in a timely manner, and have paid by their due dates all taxes, duties, levies and contributions payable by them on the date of signature hereof.

                 Except as set forth in Appendix 5(ia) hereto, none of the Companies of the Group has benefited from any fiscal advantage or favorable tax regime in exchange for existing undertakings or obligations by which it is still bound. None of the Companies of the Group is bound by any obligation or shall incur any additional tax burden as a result of the obtention of any fiscal advantages, carry-forward or postponement of taxation, or of any favorable tax regime.

         j) Significant off-balance sheet undertakings as of June 30, 1995 are listed in Appendix 5(k) hereto, and no new significant off-balance sheet undertakings have been made since the date of the Accounts.

         k) To the Guarantors' best knowledge, there are no significant contingent liabilities in addition to the off-balance sheet undertakings and the facts and circumstances described in the Appendices hereto resulting from any event or circumstance

                                                                             11.


                 which is known on the date hereof and which may give rise to an increase in liabilities or a reduction in assets, in an amount which cannot be determined on the date hereof (e.g. disclosure of the possible impact of a pollution source currently under investigation, or a third-party claim for which no provision has been made in the Accounts).

         l) Authorizations of short-term bank credit lines (overdraft, upper limits on discounts, etc.) for each of the Companies of the Group have been provided to the Beneficiary in the "Bank Profiles" prior to the date hereof, and are listed in Appendix 5(m) hereto.

                 The above-mentioned Bank Profiles detail the bank accounts opened in the names of the Companies of the Group, with the names of those persons authorized to operate such accounts.

                 Appendix 5(ma) gives a list of all written delegations of powers granted by the Companies of the Group which are currently in force for purposes other than the operation of bank accounts, with details of powers thus granted and the names of the holders, with the exception, however, of powers whose scope is limited.

                 To the Guarantors' best knowledge and except as set forth in Appendix 5(mb), there are no events or other circumstances other than those resulting from the general economic or political situation which will affect the supplies or outlets of the Companies of the Group or the conditions applicable thereto after the date hereof.

6.       REPRESENTATIONS WITH RESPECT TO THE STAFF OF THE COMPANIES OF THE
         GROUP

         a) A list of management executives (cadres dirigeants) in the service of the Companies of the Group has been made available to the Beneficiary prior to the Closing Date, together with the Company's labor reports for 1992, 1993 and 1994, which are set forth in Appendix 6(a) hereto.

         b) Model employment contracts as concluded by the Company are attached hereto as Appendix 6(b). Appendix 6(b) also includes a copy of those contracts under which certain management staff (cadres dirigeants) enjoy advantages in excess of those arising from the collective status referred to below or the model agreements (including, but not limited to, increased severance pay, extended notice periods, advantages in kind, pensions); such Appendix sets forth the names of the beneficiaries, their annual remuneration, the nature of the exceptional advantages granted and an evaluation of the burden represented by each of these advantages for the relevant Companies of the Group.

                 Appendix 6(ba) hereto contains an exhaustive list of all the corporate officers (mandataires sociaux) of the Companies of the Group.

                                                                             12.


                 There are no undertakings vis-a-vis former employees or corporate officers which remain in force.

                 Appendix 6(bc) describes current labor litigation, including electoral and union-related disputes, and states the parties thereto, the subject of the dispute, the amount claimed from the relevant Companies of the Group and the provisions made in the Accounts in connection with such litigation.

                 Except as set forth in Appendix 6(bc1), none of the Companies of the Group has been notified of any particular proceedings by the Labor Inspectorate (Inspection du Travail) or local equivalent for failure to comply with labor legislation, and no such proceedings are anticipated, to the Guarantors' best knowledge.

                 Neither the Guarantors nor any of the Companies of the Group have undertaken to grant any benefits to any employees or corporate officers of the Companies of the Group as a result of the completion of the sale of the Shares as provided for herein.

                 The Guarantors have ensured that the workers' committee of the Company shall be informed of and consulted in connection with the change of control of the Company.

                 The collective status of the staff of each of the Companies of the Group registered in France is defined in Appendix 6(bd) hereto. This Appendix sets forth, for each Company and, where applicable, for each separate establishment:

                 i) the applicable collective bargaining and company agreements;

                 ii) any exceptional agreements concluded with staff representatives;

                 iii) remuneration systems, including premiums, bonuses, commissions, advantages in kind, awarded to all of the staff or to certain categories thereof;

                 iv)      profit-sharing, incentive and company savings schemes;

                 v) undertakings in connection with retirement or health insurance schemes, insofar as the staff concerned are entitled to receive advantages in addition to those provided for by law or the applicable collective bargaining agreements as a result of such undertakings.

         c) The Companies of the Group are up to date with payment of all social security, unemployment and retirement fund contributions and all other contributions and payments linked to employment.

                                                                             13.


         d) The registers which each of the Companies of the Group which are registered in France are required to maintain in accordance with labor legislation are up to date.

         e) None of the employees of the Companies of the Group has suffered any work-related accidents leading to death.
                 Appendix 6(e) lists cases of permanent or temporary disability arising from work-related accidents since January 1, 1993, as well as the insurance premium rate relating to work-related accidents for the those Companies of the Group registered in France as of January 1, 1995.

         f) A list of benefits in kind granted to the staff of the Companies of the Group (with the exception of company cars) together with the amounts of employers' contributions to social projects has been made available to the Beneficiary prior to the date hereof and is set forth in Appendix 6(f) hereto.

         g) Except as set forth in Appendix 6(g) hereto, none of the Companies of the Group has made any undertakings or is bound by any obligations whatsoever which remain in force (including any undertaking to rehire, grant priority in hiring or maintain in employment) in connection with any plans for sale or continuation, or any staffing plans or collective dismissals.

7. REPRESENTATIONS WITH RESPECT TO MANAGEMENT OF THE COMPANIES OF THE GROUP UP TO THE DATE OF THIS AGREEMENT

         a) None of the Companies of the Group has been dissolved or is undergoing dissolution, nor is any of the Companies of the Group the subject of judicial reorganization or liquidation proceedings, or amicable settlement proceedings.

         b) Except as disclosed in the various Appendices to this Exhibit 3, the Companies of the Group are in compliance with all laws, regulations or prescriptions issued by any administrative body or authority which may be applicable to them. In the case of the Subsidiaries listed in Appendix 7(b) hereto, this representation is made to the Guarantors' best knowledge.

                 It is hereby specified a Claim under the terms of this Guarantee Agreement may only be made if the Beneficiary or any of the Companies of the Group has suffered a significant prejudice which has given rise to actual expenses.

         c) None of the Companies of the Group is a party to or is subject to the provisions of any contracts or agreements other than those concluded under normal conditions. An up-to-date list of the main distribution and commercial agency agreements concluded among the Companies of the Group, or between the Companies of the Group and third parties is set forth in Appendix 7(c) hereto.

                 With the exception of those contracts listed in Appendix 7(c) or any other Appendices hereto, none of the Companies of the Group is a party to any contract which may fall within one of the following categories:

                                                                             14.


                 (i) contracts whose remaining term is less than one (1) year and which bind any of the Companies of the Group for an amount in excess of one million French francs (FF. 1,000,000);

                 (ii) contracts whose term exceeds one (1) year or is unlimited (with the exception of labor agreements), for an annual amount in excess of five hundred thousand French francs (FF. 500,000) and which may not be terminated by the Company of the Group which is a party thereto without more than three (3) months' notice and/or payment of an indemnity;

                 (iii) contracts giving rise to the payment by any of the Companies of the Group of fees or the granting of a counterpart in another form to the other party (or to any entity or individual connected therewith) in return for business brought to the relevant Company of the Group by such party;

                 (iv) contracts relating to profit-sharing or the payment of commissions, or which provide for a remuneration on the basis of profits or turnover;

                 (v) contracts or undertakings under whose terms one or more of the Companies of the Group is bound to refrain from carrying out or to restrict certain activities, or to refrain from competing;

                 (vi)     contracts granting exclusive rights to a third party;

                 (vii) contracts which do not fall within the scope of the normal day-to-day business of the relevant Company of the Group, or which are concluded under conditions other than those usually granted to independent parties, or which do not reflect market conditions;

                 (viii) contracts relating to the holding and/or sale of transferable securities of any of the Companies of the Group.

                 To the Guarantors' best knowledge, none of the Companies of the Group has been informed of any intent on the part of its suppliers or customers to terminate or reduce their business relationship, where such termination or reduction would significantly affect the relevant Company's ability to supply, its commercial outlets or its financial position.

         d) None of the authorizations, licenses and, more generally, rights necessary to the activities of the Companies of the Group provide for a possible withdrawal, expiration or termination solely as a result of the sale of the Shares.

         e) To the Guarantors' best knowledge, none of the contracts l isted under Section 7(c) hereof which have been concluded by the Companies of the Group are the subject of any breach by the Company of the Group concerned or the other party thereto, subject to the information given in Appendix 7(e).

                                                                             15.


         f) To the Guarantors' best knowledge, none of the Companies of the Group which has a relationship of economic dependency with one of its suppliers has intervened in the management of such supplier's affairs in such a way as for its liability to be incurred in connection with an action seeking to cover liabilities. This representation shall cease to be effective six (6) months after the date of this Agreement, it being understood that if the relevant Company of the Group pursues its contractual relationship with such supplier after the date hereof, the Guarantors shall not be liable for the consequences of any action seeking to cover liabilities in the event the supplier becomes insolvent more than six (6) months after the date hereof.

         g) Each of the Companies of the Group has been managed in the ordinary course of business since July 1, 1995, and no particular event has had a significant adverse impact on their situation.

         h) Except as set forth in Appendix 7(h) hereto, none of the following has occurred or has been observed since July 1, 1995:

                 i) no liens, mortgages, pledges or oppositions, claims, seizures or encumbrances of any nature whatsoever, whether by contract or by judicial action, have been granted with respect to the assets of the Companies of the Group, except as reflected in the statements of filings obtainable from the mortgages office (conservation des hypotheques) or the Clerk of the Commercial Court or local equivalent of the place where each of the Companies of the Group has its principal office;

                 ii) any damage, destruction or losses (which are not covered by insurance policies) having a significant adverse impact on any of the assets of the Companies of the Group;

                 iii) any decisions by any of the Companies of the Group to distribute or pay dividends or reserves, it being specified that a dividend in an amount of four million seven hundred and thirty-nine thousand francs (FF. 4,739,000) was distributed to the Company's shareholders during the second quarter of 1995;

                 iv) any significant increases in the debts or obligations with respect to third parties of any of the Companies of the Group other than those arising in the normal course of business; in particular, there has been no increase in bank debts (other than those arising from the factoring contract concluded with SLIFAC) or of overdrafts on credit lines;

                 v) any modification or termination of any contracts, agreements or licenses other than those arising within the normal course of business of the Companies of the Group;

                vi) any terminations of any of the insurance policies of the Companies of the Group;

                                                                             16.


                 vii) no increases in the remuneration due by any of the Companies of the Group to any of their corporate officers or employees (engineers, executives, employees or laborers), or other supplementary individual advantages, with the exception of those increases arising in the normal course of business;

                          No modification of the collective status of the staff except as set forth in Appendix 6(bd) hereto;

                          No resignations or dismissals of management executives (cadres dirigeants);

                          No labor disputes;

                          No substantial modifications to the employment contracts of any of the management executives (cadres dirigeants) of the Companies of the Group.

                 viii) no new investments or undertakings to invest, or any investment in movable or fixed assets (including credit-bail undertakings) in a unit amount in excess of five hundred thousand francs (FF. 500,000).

                 ix) none of the Companies is a party to any merger, divestiture or contribution, and none of them has made any modification or amortization of its capital (with the exception, for the Company, of the conversion of convertible bonds), or any issuance of transferable securities or of subscription vouchers, or any purchase of transferable securities.

                 x) no modifications have been made to the by-laws or equivalent act of incorporation of any of the Companies of the Group.

8. REPRESENTATIONS WITH RESPECT TO RELATIONS BETWEEN THE COMPANIES OF THE GROUP AND THE GUARANTORS

         Except as stated in Appendix 8 hereto, none of the Guarantors:

         (a) Holds, either together or separately, in whole or in part, any property, assets or rights whatsoever, which the Companies of the Group are to use or of which they are a beneficiary for purposes of carrying out all or part of their activities, with the exception of banking securities;

         (b) Is a creditor or debtor of the Companies of the Group as a result of any undertaking whatsoever, or has any present or future rights in general against the Companies of the Group, with the exception of those rights or payments due to the employees of any of the Companies of the Group in connection with their employment and of banking operations;

                                                                             17.


         (c) Has granted any guarantees or securities for any of the undertakings of the Companies of the Group, or is the beneficiary of any guarantee granted by one of the Companies of the Group as security for any of their obligations, with the exception of those banks who are Sellers.

9.       INTERMEDIARIES

         None of the Parties or Companies of the Group has concluded any agreements with any intermediaries or advisors whatsoever which would bind one of the Companies of the Group to pay, either directly or indirectly, any remunerations, commissions or fees as a result of the negotiation or signature of this Agreement, or the performance of the operations contemplated herein.

10.      EXCEPTIONS TO THE REPRESENTATIONS

         Any exceptions to any one of the Representations appearing in this Exhibit to the Guarantee Agreement or in any of the Appendices which are an integral part hereof, shall be deemed to be enforceable against the Beneficary with respect to another Representation where the exception raised necessarily applies to such other Representation by reason of its context.

11.      DATE OF THE REPRESENTATIONS

         The Representations made by the Guarantors pursuant to this Exhibit 3 are true and correct as of September 29, 1995. As an exception to the foregoing, the Representations with respect to the Shares and the Guarantors' Capacity to Act set forth in Section 1 of this Exhibit are deemed to be true and correct insofar as they relate to any Guarantor and the Shares sold by such Guarantor, on the date of sale of such Shares, it being understood that such Representations shall nevertheless be deemed to have been made with respect to all of the Guarantors.